EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


             .We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan of Signet Banking Corporation of our report dated April 8, 1996, with respect to the consolidated financial statements of Signet Banking Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities Exchange Commission.




                              /s/ Ernst & Young LLP


Richmond, Virginia
May 23, 1996